Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of June, 1, 2017, between

Fidelity Management & Research Company

and

FMR Investment Management (U.K.) Limited

Name of Trust	Name of Portfolio	Effective Date
Fidelity Advisor Series I	Fidelity Advisor Series Equity Growth Fund	03/19/2014

Fidelity Contrafund	Fidelity Advisor Series Opportunistic Insights Fund	09/19/2012

Fidelity Contrafund	Fidelity Series Opportunistic Insights Fund	09/19/2012

Fidelity Devonshire Trust	Fidelity Advisor Series Equity-Income Fund	09/19/2012

Fidelity Devonshire Trust	Fidelity Advisor Series Stock Selector Large Cap Value Fund	09/19/2012

Fidelity Devonshire Trust	Fidelity Series All-Sector Equity Fund	09/17/2008

Fidelity Devonshire Trust	Fidelity Series Equity-Income Fund	09/19/2012

Fidelity Devonshire Trust	Fidelity Series Stock Selector Large Cap Value Fund	09/19/2012

Fidelity Hastings Street Trust	Fidelity Advisor Series Growth & Income Fund	09/19/2012

Fidelity Hastings Street Trust	Fidelity Series Emerging Markets Debt Fund	01/19/2011

Fidelity Hastings Street Trust	Fidelity Series Growth & Income Fund	09/19/2012

Fidelity Summer Street Trust	Fidelity Series Floating Rate High Income Fund	01/19/2011

Fidelity Summer Street Trust	Fidelity Series High Income Fund	01/19/2011

Fidelity Investment Trust	Fidelity Series Canada Fund	08/15/2017

Fidelity Investment Trust	Fidelity Series Emerging Markets Fund	07/19/2018

Fidelity Investment Trust	Fidelity Series Emerging Markets Opportunities Fund	09/17/2008

Fidelity Investment Trust	Fidelity Series International Growth Fund	09/16/2009

Fidelity Investment Trust	Fidelity Series International Small Cap Fund	09/16/2009

Fidelity Investment Trust	Fidelity Series International Value Fund	09/16/2009

Fidelity Puritan Trust	Fidelity Series Intrinsic Opportunities Fund	09/19/2012

Fidelity Securities Fund	Fidelity Series Real Estate Equity Fund	06/15/2011

Fidelity Securities Fund	Fidelity Series Real Estate Income Fund	01/19/2011

Fidelity Securities Fund	Fidelity Series Small Cap Opportunities Fund	07/17/2008

Agreed and Accepted

as of June 28, 2018

Fidelity Management & Research Company		FMR Investment Management (U.K.) Limited

By:	/s/ Harris Komishane	By:	/s/ Mark D. Flaherty
Name:	Harris Komishane	Name:	Mark D. Flaherty
Title:	Treasurer	Title:	Director